Exihibit 99.1

WIRELESS AGE OFFICERS TO ACQUIRE COMPANY STOCK IN THE OPEN MARKET

TORONTO, ONTARIO June 6, 2006 -.Wireless Age Communications, Inc. (OTCBB:WLSA), a leading supplier of solutions to the Canadian wireless industry announced today that the officers of the Company have agreed to institute a Stock Purchase Plan under the provisions of SEC Rule 10b5-1.

Under the plan a group of the officers of the Company, including the Chief Executive Officer, Chief Technology Officer, Chief Financial Officer, President of mmwave and others will have 10% of their remuneration allocated to monthly purchases of shares of the Company’s common stock in the open market. Under the terms of the trading plan the officers will not retain any future discretion over the purchases of the securities and there will be no incremental contribution provided by the Company.

Brad Poulos, Chairman and CEO of Wireless Age stated, “I was pleased to receive the support I did from the management group when I presented the plan. As a group we continue to believe that the recent share price trading level is not in line with the value of the Company.”

For all Wireless Age investor relations needs, investors are asked to visit the Wireless Age IR Hub at http://www.agoracom.com/IR/WirelessAge where they can post questions and receive answers within the same day, or simply review questions and answers posted by other investors. Alternatively, investors are able to e-mail all questions and correspondence to WLSA@agoracom.com where they can also request addition to the investor e-mail list to receive all future press releases and updates in real time.

About Wireless Age Communications Inc.

Wireless Age’s operations are segregated into two distinct operating segments, Retail and Commercial.

Retail:

Wireless Age retail outlets sell next generation wireless products and services to business and individual end users in Saskatchewan and Manitoba.

Commercial:

Within the Commercial segment, mmwave does specialty distribution and network engineering and integration, for carriers and manufacturers of communications equipment in Canada. Wireless Source distributes prepaid phone cards, wireless accessories, land mobile radios, batteries and ancillary electronics products to dealers throughout North America. Wireless Works operates broadband public access and private networks in Southern Ontario, and develops and deploys consumer and commercial products for those networks.

The company is a recognized leader in the wireless industry in Canada and is a member of the WiMax forum, as well as a very active member of the Canadian Wireless Telecommunications Association.

This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Wireless Age Communications, Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Wireless Age Communications, Inc. SEC filings. Wireless Age Communications, Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Wireless Age Communications, Inc.'s business, please refer to the risks and uncertainties detailed from time to time in Wireless Age Communications, Inc.'s SEC filings.

CONTACT INFORMATION

Investor Relations

AGORA Investor Relations
http://www.agoracom.com/IR/WirelessAge
WLSA@Agoracom.com